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                                                           EXHIBIT 10.6


                     GREAT WESTERN FINANCIAL CORPORATION

                  SPECIAL NONQUALIFIED STOCK OPTION AGREEMENT


      THIS AGREEMENT dated as of the 25th day of April 1995, between GREAT WESTERN FINANCIAL CORPORATION, a Delaware corporation (the "Corporation"), and JAMES F. MONTGOMERY (the "Executive").

                           W I T N E S S E T H


      WHEREAS, by authorization of the Compensation Committee of the Board, pursuant to the 1988 Stock Option and Incentive Plan, as amended (the "Plan"), and by authorization of the Board pursuant to the terms of an Amendment to Employment Agreement by and between the Corporation and the Executive of even date herewith (the "Amendment"), the Corporation has granted to the Executive as of the 25th day of April, 1995 (the "Award Date") a nonqualified stock option to purchase all or any part of 300,000 authorized but unissued or treasury shares of Common Stock, $1.00 par value, of the Corporation upon the terms and conditions set forth herein and in the Plan; and

      WHEREAS, the Amendment and a concurrently executed Consulting Agreement between the parties of even date herewith (the "Consulting Agreement") contemplate the Executive's continued services to the Corporation and its Subsidiaries, in various capacities.

      NOW, THEREFORE, in consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom and from these other agreements, the parties hereto agree as follows:

      1. DEFINED TERMS. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

      2. GRANT OF OPTION. This Agreement evidences the Corporation's grant to the Executive of the right and option to purchase, on the terms and conditions set forth herein and, to the extent expressly herein provided, in the Plan, all or any part of an aggregate of 300,000 shares of the Common Stock of the Corporation at the price of $20.25 per share (the "Option"), exercisable from time to time, subject to the provisions of this Agreement, prior to the close of business on the day before the tenth anniversary of the Award Date (the "Expiration Date"). Such price equals the Fair Market Value of the Corporation's Common Stock as of the Award Date.
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      3.  EXERCISABILITY OF OPTION.  Except as provided in Section 8 hereof
(but subject to the last sentence of Section 6 hereof), no shares may be purchased by exercise of the Option until the expiration of one year after the Award Date. The Option shall become exercisable in installments as to 25% of the aggregate number of shares set forth in Section 2 hereof (subject to adjustment) on and after the first anniversary of the Award Date and as to an additional 25% of the aggregate number of such shares (subject to adjustment) on each of the second, third, and fourth anniversaries of the Award Date. To the extent the Executive does not in any year purchase all or any part of the shares to which the Executive is entitled, the Executive has the right cumulatively thereafter to purchase any shares not so purchased and such right shall continue until the Option terminates or expires. No fewer than 25 shares may be purchased at any one time, unless the number purchased is the total number at the time available for purchase under the Option.

      4. METHOD OF EXERCISE OF OPTION. The Option shall be exercisable by the delivery to the Corporation of a written notice stating the number of shares to be purchased pursuant to the Option and accompanied by payment in
(i) cash or by check payable to the order of the Corporation for the full purchase price of the shares to be purchased, (ii) at the discretion of the Administrator and pursuant to such conditions and restrictions as the Committee may establish, by the exchange of shares of Common Stock of the Corporation then owned by the Executive having a Fair Market Value equal to such purchase price, (iii) at the discretion of the Administrator, by the payment and exchange of part cash and part stock with the sum of the cash and Fair Market Value of the stock equal to such purchase price, or (iv) by the payment of such other form of legal consideration as may be approved by the Board of Directors and the Administrator. In addition, the Executive (or the Executive's Beneficiary or Personal Representative) shall furnish any written statements required pursuant to Section 10 below.

      5. CONTINUANCE OF SERVICE. As a condition of the Option, the Executive hereby agrees to remain in the service of the Corporation or one of its Subsidiaries, as an officer and/or consultant, for a period of one year after the Award Date. Nothing contained in this Agreement or in the Plan shall confer upon the Executive any right with respect to the continuation of his or her employment or service by the Corporation or any Subsidiary or interfere in any way with the right of the Corporation or of any Subsidiary at any time to terminate such employment or service or to increase or decrease the compensation of the Executive from the rate in existence at any time, subject to the terms of any applicable other agreements of the Corporation.

      6. EFFECT OF TERMINATION OF SERVICE. The Option and all other rights hereunder, to the extent not exercised, shall terminate and become null and void at such time as the Executive neither is employed by, serving as a consultant under the terms of his Consulting Agreement with, nor serving as a director of the Corporation, except that
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(a)   if the Executive's services under either his Employment
Agreement (as amended or reinstated by the Amendment) or under his Consulting Agreement and as a director terminate because of the Executive's death, Disability (as defined in the Employment Agreement or the Consulting Agreement, as the case may be) or a voluntary termination by the Executive (other than a termination or deemed termination by the Executive under Section 8 of the Consulting
Agreement or Section 6 of the Employment Agreement), the Executive may at any time until the expiration of a period of two years after the date of the later of such terminations of service exercise the Option to the extent the Option was exercisable at such date of service termination; and

(b) if the Consulting Agreement is terminated under Section 8 thereof or Executive's Employment Agreement (as amended or reinstated by the Amendment) is terminated or deemed (by Section 8 thereof) terminated under Section 6 thereof, the Executive may at any time until the expiration of a period of two years after the Consulting Agreement would have otherwise terminated but for such termination exercise the Option to the extent that it from time to time is exercisable and the Option shall continue to vest as provided in
Section 3 until the assumed date of termination of the Consulting
Agreement; and

(c) if the Consulting Agreement is terminated under Section 10 thereof (and thus deemed by Section 10 thereof terminated under Section 8 thereof), the Executive may at any time until the expiration of a period of two years after the Consulting Agreement would have otherwise terminated but for such termination exercise the Option to the extent it from time to time is exercisable, and the Option shall be accelerated as contemplated by said Section 10, but shall remain subject to all of the terms, conditions and limitations on payments under said Section 10, incorporated herein by this reference.

Notwithstanding the foregoing, in no event may the Option be exercised by anyone under this Section or otherwise after the Expiration Date or before December 29, 1995, nor shall the exercisability of the Option be accelerated if the Executive's
Employment Agreement (as amended or reinstated by the Amendment) is terminated for any reason on or before December 28, 1995.

      7. Non-Transferability of Option. During the Executive's lifetime, the Option and any other rights hereunder may be exercised only by the Executive, except as otherwise expressly provided in Section 6.1.3 of, or pursuant to, the Plan.
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      8.   Adjustments and Other Effects (including Termination) upon Certain
Events. If the outstanding shares of the Corporation's Common Stock are changed into or exchanged for cash or a different number or kind of shares or securities of the Corporation, or if additional shares or new or different shares or securities are distributed with respect to the outstanding shares of the Corporation's Common Stock, through a reorganization or merger in which the Corporation is the surviving entity or through a combination, consolidation, recapitalization, reclassification, stock split, stock dividend, reverse stock split, stock consolidation or other capital change or adjustment, an appropriate proportionate equitable adjustment shall be made in the number and kind of shares or other consideration that is subject to or may be delivered pursuant to the Option.
A corresponding adjustment to the consideration payable with respect to the Option shall also be made as appropriate. In addition, the Option and rights of the Executive hereunder are subject to adjustment, modification and termination in certain other circumstances and upon occurrence of certain other events, as set forth in the provisions of Article II, Sections
6.3 and 6.4, and the last sentence of Section 6.2 of the Plan, to the extent applicable to Options granted under the Key Employee Program.

      9. Limitation of Executive's Rights. Neither the Executive nor any other person entitled to exercise the Option shall have any of the rights or privileges of a stockholder of the Corporation in respect of any shares deliverable upon exercise of the Option unless and until a certificate representing such shares shall have been issued in the name of the Executive or such person.

      10. Representations of the Executive. The Executive agrees that the Corporation shall not be required to deliver shares upon the exercise of the Option if prevented or prohibited from doing so under applicable law. If the shares are not registered with the Securities and Exchange Commission at the time of such exercise, the Executive shall be required to deliver an investment letter in form acceptable to the Corporation and all certificates representing shares issued shall bear appropriate legends reflecting restrictions on transfer under applicable laws. The Executive agrees by acceptance of the Option and, in such letter, the Executive shall represent that he or she will acquire the shares issuable upon such exercise for his or her own account, for the purpose of investment, and not with a view to or for sale in connection with any distribution, and that he or she will not offer, sell or otherwise transfer or dispose of such shares or any interest therein except in compliance with all securities laws applicable to such action. The Corporation may impose stop transfer instructions to implement such limitations, if applicable. Any person or persons entitled to exercise the Option under the provisions of Section 7 hereof shall be bound by and obligated under the provisions of this Section 10 to the same extent as is the Executive.
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      11.  Tax Withholding.  The Corporation shall be entitled to require deduction from other compensation payable to the Executive any sums required in its judgment by federal, state or local tax law to be withheld with respect to the exercise of the Option, but, in the alternative, (i) the Corporation may require the Executive or other person exercising the Option to advance such sums in cash, or (ii) if the Executive or other person exercising the Option elects, the Corporation may withhold shares of the Corporation's Common Stock having a Fair Market Value equal to the sums required to be withheld. If the Executive or other person exercising the Option elects to advance such sums directly, written notice of that election shall be delivered prior to such exercise and, whether pursuant to such election or pursuant to a requirement imposed by the Corporation, payment in cash or by check of such sums for taxes shall be delivered within ten days after the date of exercise. If the Executive or other person exercising the Option elects to have the Corporation withhold shares of the Corporation's Common Stock having a Fair Market Value equal to the sums required to be withheld, the value of the shares of the Corporation's Common Stock to be withheld will be equal to the Fair Market Value of such shares on the date that the amount of tax to be withheld is to be determined (the "Tax Date"). Elections by the Executive to have shares of the Corporation's Common Stock withheld for this purpose will be subject to the following restrictions: (w) the election must be made prior to the Tax Date, (x) the election must be irrevocable, (y) the election will be subject to the approval or disapproval (as the case may be) of the Administrator, and (z) if the Executive is an officer or director of the Corporation within the meaning of Section 16 of the Exchange Act, the election, in addition, may not be made within six months of the grant of the Option (except that this limitation will not apply in the event that the death or Disability of the Executive occurs prior to the expiration of the six month period) and either must be made at least six months prior to the Tax Date or in one of the periods beginning on the third business day following the date of release of the Corporation's quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date. The Corporation shall not be obligated to issue shares and/or distribute cash to the Executive or other person exercising the Option upon exercise of the Option until such payment has been received or shares have been so withheld, unless withholding as of or prior to the date of such exercise is sufficient to cover all such sums due or which may be due with respect to such exercise.

      12. Relationship to Employment Agreement. If the Executive's Employment Agreement (as amended or reinstated by the Amendment), is terminated by action of the Corporation in accordance with its terms or by action of Executive under Section 6 or 8 thereof on or before December 28, 1995, the Option shall not be rescinded but shall remain subject to the terms hereof, including the limitations under Section 6 hereof, and to the limitations under Section 6 or 8 thereof, as the case may be.
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      13.   Notices.  Any notice to be given under the terms of this
Agreement shall be in writing and addressed to the Corporation at its principal office in Chatsworth, California, to the attention of the Corporate Secretary and to the Executive at the address given beneath the Executive's signature hereto, or at such other address as either party may hereafter designate in writing to the other.

      14. Laws Applicable to Construction. The Option has been granted, executed and delivered at Chatsworth, California, and the interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California, except as otherwise provided in Section 6.8 of the Plan.

      15. Plan. The Option is subject to, and the Executive agrees to be bound by, all of the terms and conditions of the provisions of Articles I and II and Sections 4.2, 6.1, 6.3, 6.4, 6.5, 6.7 and 6.8 and the last sentence of Section 6.2 of the Plan. The Executive acknowledges receipt of a copy of the Plan, which, to the extent set forth in the preceding sentence, is made a part hereof by this reference. Unless otherwise expressly provided in other Sections of this Agreement, provisions of the Plan that confer discretionary authority on the Administrator do not (and shall not be deemed to) apply to the Option or create rights in the Executive unless such application or rights are expressly so conferred by appropriate action of the Administrator, in its sole discretion, under the Plan after the date hereof.

      16. Effect of Agreement on Successors. This Agreement shall not be binding upon and shall not inure to the benefit of any successor or successors of the Corporation, except as provided pursuant to Section 6.3 of the Plan.
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      IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed on its behalf by a duly authorized officer and the Executive has hereunto set his or her hand.


GREAT WESTERN FINANCIAL
CORPORATION (a Delaware
corporation)


By _________________________

Title_______________________



                              JAMES F. MONTGOMERY



                              __________________________
                                     (Signature)


                              __________________________
                                   (Print Name)



                              __________________________
                                    (Address)


                              Los Angeles, CA  90077
                               (City, State, Zip Code)


APPROVED:



By:  _________________________
     Charles D. Miller, Chair
     Compensation Committee


Date of Execution:  ____________________________
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                            CONSENT OF SPOUSE




      In consideration of the execution of the foregoing Special Nonqualified Stock Option Agreement by Great Western Financial Corporation, I, DIANE MONTGOMERY, the spouse of the Executive herein named, do hereby join with my spouse in executing the foregoing Special Nonqualified Stock Option Agreement as of April 25, 1995 and do hereby agree to be bound by all of the terms and provisions thereof and of the Plan.





DATED: ______________, 1995.      _____________________________
                                      Signature of Spouse